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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Jostens IH Corp. of our report dated August 4, 2004 relating to the consolidated financial statements of AHC I Acquisition Corp. and its subsidiaries as of June 30, 2004 and for each of the three years in the period ended June 30, 2004, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Knoxville, Tennessee
November 9, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS